[LETTERHEAD OF SCHULTE ROTH & ZABEL LLP]



                                 March 25, 1997


The CIT Group Holdings, Inc.
CIT Capital Trust I
1211 Avenue of the Americas
New York, New York  10036

Dear Sirs:

     We have acted as special counsel to The CIT Group Holdings, Inc. (the "Corporation") and CIT Capital Trust I (the "Trust") in connection with the Registration Statement on Form S-4 (No. 333-22709 and No. 333-22709-01) (as amended through the date hereof, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) the 7.70% Preferred Capital Securities (the "Capital Securities"), which represent preferred undivided beneficial ownership interests in the assets of the Trust, (ii) the 7.70% Junior Subordinated Debentures due 2027 (the "Debentures"), issued by the Corporation, and (iii) the guarantee by the Corporation of the payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Capital Securities (the "Guarantee"), each described in the prospectus which forms a part of the Registration Statement (the "Prospectus").

     The Debentures were issued pursuant to an indenture, dated as of February 25, 1997, between the Corporation and The Bank of New York, as indenture trustee, filed as Exhibit 4.1 to the Registration Statement (the "Indenture"). The Guarantee was issued pursuant to the Guarantee Agreement, dated as of February 25, 1997, between the Corporation, as guarantor, and The Bank of New York, as guarantee trustee, filed as Exhibit 4.5 to the Registration Statement (the "Guarantee Agreement").

The CIT Group Holdings, Inc.
CIT Capital Trust I
March 25, 1997
Page 2


     In connection with this opinion, we have examined signed copies of the Registration Statement and originals or copies of such records of the Corporation and the Trust and such agreements, certificates of public officials, certificates of officers or representatives of the Corporation, the Trust and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

     As to all maters of fact, we have relied upon and assumed the accuracy of statements and representations of officers and other representatives of the Corporation, the Trust and others.

     In our examination, we have assumed the genuiness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We have also assumed that: (a) all documents were duly executed and delivered by each of the parties thereto prior to the issuance of any of the securities covered by the Registration Statement; (b) at the time of such execution, each such party, other than the Corporation and the Trust, was duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and had all requisite power and authority to execute, deliver and perform its obligations under such documents; (c) the execution and delivery of such documents and performance of such obligations had been duly authorized by all necessary actions on the part of each such party, other than the Corporation and the Trust; and (d) such documents are the legal, valid and binding obligation of each such party, other than the Corporation and the Trust, and are enforceable against each such party, other than the Corporation and the Trust, in accordance with their terms.

     Based upon the foregoing, we are of the opinion that:

     1. The Debentures constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, and will be entitled to the benefits of the Indenture.

     2. The Guarantee constitutes the valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other laws affecting creditors' rights generally from

The CIT Group Holdings, Inc.
CIT Capital Trust I
March 25, 1997
Page 3


time to time in effect and to general principles of equity, and will be entitled to the benefits of the Guarantee Agreement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission thereunder.


                                                Very truly yours

                                               /s/ Schulte Roth & Zabel